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                                                                    Exhibit 99.1

Press Release

SOURCE: Peerless Systems Corporation

Peerless Systems Reports Fourth Quarter and Fiscal
Year 2002 Results

EL SEGUNDO, Calif.--(BUSINESS WIRE)--March 21, 2002--Peerless Systems Corporation (Nasdaq:PRLS - news):
                    ----   ----

Selected Quarterly Highlights:

     . Fourth quarter revenues grew 134 percent year over year and 5 percent sequentially over the third quarter
     .  Strong fourth quarter gross margin improvement to 68.4 percent
     . Six license agreements reported for the fourth quarter totaling $7.6 million
     . Excluding divested operations, imaging business generated a $1.6 million after tax fourth quarter profit
     .  Cash and investments balance of $14.7 million at January 31, 2002

Peerless Systems Corporation (Nasdaq:PRLS - news), a provider of software-based
                                     ----   ----
embedded imaging and networking systems to the digital document markets, today reported financial results for its fourth quarter and fiscal year 2002 ended January 31, 2002.

Fourth Quarter 2002 Results

Fourth quarter consolidated revenues were $8.0 million, a 134 percent increase from revenues of $3.4 million reported for the same quarter of the prior fiscal year, and a sequential increase of 5 percent over revenues of $7.7 million reported in the previous quarter. The increase from the year ago fourth fiscal quarter was due primarily to higher levels of licensing fees. The sequential increase in revenues is due primarily to an increase in revenues from the sales of application specific integrated circuits (ASICs). During the quarter ended January 31, 2002, the Company recognized $4.5 million in revenues from block license agreements, $1.5 million of which was derived from block license agreements entered into in prior periods.

Six license agreements totaling $7.6 million were signed in the quarter ended January 31, 2002. A total of $3.0 million of this amount was recognized as revenue in the fourth quarter, and the remainder will be recognized over the following seven quarters.

Additionally, the Company entered into design change orders totaling $0.7 million and new maintenance agreements totaling $0.3 million during the fourth fiscal quarter. As of January 31, 2002, the Company had entered into agreements involving $7.1 million in block license revenue recognizable over the next seven quarters. The Company's engineering services contract backlog was $0.5 million as of January 31, 2002.

Gross margin for the fourth fiscal quarter improved to 68.4 percent from 39.4 percent for the same quarter of the previous fiscal year, and up from 59.8 percent for the previous quarter. The strong improvement in gross margin is primarily attributable to a $2.0 million licensing agreement of Peerless proprietary technology without any associated third party licensing costs.

The Company decreased fourth quarter research and development expenses 8 percent to $3.3 million, or 41.4 percent of revenue, from the previous quarter's R&D of $3.6 million, or 47.1 percent of revenues. The decrease was a result of cut backs in development expenditures at Netreon prior to its divestiture. Sales and marketing expenses in the fiscal quarter were $1.6 million, or 19.8 percent of revenues, slightly higher than the previous fiscal quarter of $1.5 million, or
20.0 percent of revenues. General and administrative expenses for the quarter were $0.7 million, or 8.7 percent of revenues, which decreased from $1.6 million, or 21.3 percent of revenues, reported for the previous fiscal quarter. The decrease was a result of insurance policy reimbursement of legal expenses incurred in prior periods and the reduction of compensation expense associated with the accrual of management bonuses.

Net loss for the fourth quarter of fiscal 2002 was $2.5 million, or $0.16 per share. This compares to a net loss of $7.1 million, or $0.47 per share for last fiscal year's fourth quarter. Sequentially, the Company's net loss was slightly lower compared with the previous quarter's net loss of $2.7 million, or loss per share of $0.18. This fiscal year's fourth quarter loss includes $2.3 million in loss and expenses incurred in connection with the divestiture of the Company's storage operations, Netreon, which was announced on January 31, 2002. On a pro forma basis, excluding the storage operating results and the loss from the divestiture of the storage operations, the Company generated a $1.6 million after tax profit for the fourth quarter of fiscal 2002. Although the Company experienced a pro forma after tax profit this quarter, it does not expect to return to an after tax profit until at least the second half of fiscal year 2003.

Commenting on the fourth fiscal quarter results, Howard Nellor, President and Chief Executive Officer of Peerless Systems Corporation, said, "We are pleased with the fourth quarter performance of our core business. And with the divestiture of our storage operations, we continue to execute on our turnaround strategy, including strategic initiatives to leverage existing products and technologies into new growth opportunities for the Company. We met our goal of sequential revenue increase for the fourth fiscal quarter and, based on the ongoing licensing activity, we expect to show sequential revenue growth in first quarter of fiscal year 2003. However, we expect to see a sequential decrease in revenues in the second quarter because of the timing of new license agreements. Gross margin for the coming year is expected to average 50 to 55 percent for the full fiscal year."

On January 31, 2002, days sales outstanding (DSO) for receivables and unbilled were 61, compared to a DSO of 34 at October 31, 2001. The increase was partially a result of a license agreement that was entered into in January 2002 and was collected in February contributing 22 days to the DSO. As of January 31, 2002, the Company had total assets of $24.9 million, including cash and investments of $14.7 million compared to $18.0 million as of October 31, 2001. Stockholders' equity totaled $16.0 million as of January 31, 2002.

Performance highlights of the fourth quarter of fiscal year 2002 included:

     . Significant engineering progress towards the introductory demonstration of Peerless' new high-speed color technology following a proof-of-concept study, which verified the performance characteristics of the Company's new color RIP architecture.

     . Licensing of Peerless' integrated networking technology, SPS(TM), continues with the signing of an important new software development kit
        (SDK) contract with a major OEM.

     . Signing of a "Co-Development Agreement" with We Software, Ltd. (WESOFT), an embedded software engineering company located in Hong Kong. WESOFT will develop products for the Company intended for the new high growth business markets emerging in China and Southeast Asia.

     . A distribution milestone was reached: An OEM has deployed Peerless technology in their products and over the past four years has shipped over one million printer units containing Peerless technology to the market by December 2001.

Commenting on fourth quarter achievements, Mr. Nellor said, "We enjoyed a successful quarter in terms of new technology introductions, but do not expect design wins incorporating new technologies to impact revenues until the third or fourth quarter of fiscal year 2003."

Fiscal 2002 Results

Consolidated revenues for the twelve months ended January 31, 2002, were $29.8 million, an 8.6 percent increase from the $27.4 million reported for the fiscal year 2001. The increase was attributable to increased licensing and ASICs revenues partially offset by lower engineering services and maintenance revenues. The Company narrowed its net loss to $11.0 million, or $0.73 per share, for the twelve months of fiscal year 2002, compared to a net loss of $17.6 million or $1.19 per share for fiscal year 2001. The improvement was a result of improved gross margin from the reduced cost of engineering services. The twelve months ended January 31, 2002, included two non-recurring items that offset each other: other income of $2.3 million from the settlement of a lawsuit and the $2.3 million in loss and expenses incurred in connection with the divestiture of the Company's storage operations.

Guidance

As a result of the divestiture of Netreon, the Company expects to experience a decrease in operating expenses of about 30 percent in fiscal 2003 from the levels experienced during the fiscal year ended January 31, 2002. This expense reduction is an important goal in the Company's strategy to return to profitability. Peerless projects that it will not return to profitability until at least the second half of the fiscal year ending January 31, 2003. As noted above, the Company expects it will experience sequential revenue growth in the first quarter ending April 30, 2002.

Peerless Systems Conference Call

Company management will hold a conference call to discuss its fourth quarter fiscal year 2002 results today at 5:00 p.m. Eastern and 2:00 p.m. Pacific. Investors are invited to listen to the call live via the Internet at www.peerless.com or at www.vcall.com. Please go to the Web sites at least
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fifteen minutes early to register, download, and install any necessary audio software. A replay of the Webcast will be available for 30 days.

About Peerless Systems Corporation

Peerless Systems Corporation, headquartered in El Segundo, California, is a provider of software-based embedded imaging and networking systems to original equipment manufacturers of digital document products. Digital document products include printers, copiers, fax machines, scanners and color products, as well as multifunction products that perform a combination of these imaging functions. In order to process digital text and graphics, digital document products rely on a core set of imaging software and supporting electronics, collectively known as an embedded imaging system. Embedded networking systems supply the core software technologies to digital document products that enable them to communicate over local area networks and the Internet.

For more information, visit the Company's Web site at www.peerless.com.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995

This Release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements prompted by, qualified by or made in connection with such words as "are expected," "continue to execute," "develop," "emerging" "expect to," "for future design win consideration," "is expected to," "new," "now available for sale," "over the course of the next fiscal year," "progress towards the introductory demonstration," "projects," "sequential revenue growth," "strategy to return
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to profitability," "to assist in returning the Company to profitability," "to leverage existing products and technologies into new growth opportunities," "until the third or fourth quarter of next fiscal year 2003," "will be recognized," "will experience," "will not return," and words of similar substance signal forward-looking statements. Likewise, the use of such words in connection with or related to any discussion of or reference to the Company's future business operations, opportunities or financial performance sets apart forward-looking statements.

In particular, statements regarding the Company's outlook for future business, financial performance and growth, including revenue and cash balances, both quarterly, annually and from specific sources, profit, spending, including spending on research and development efforts, costs, margins and the Company's cash position, as well as statements regarding expectations for the embedded imaging market, new product development and offerings, customer demand for the Company's products and services, market demand for products incorporating the Company's technology, future prospects of the Company, and the impact on future performance of organizational and operational changes; all constitute forward-looking statements.

These forward-looking statements are just estimations based upon the information available to the Company at this time. Thus they involve known and unknown risks and uncertainties such that actual results could differ materially from those set forth in the forward-looking statements made in this Release. Risks and uncertainties include, but are not limited to: a) changes in the marketplaces in which the Company offers its products; b) the failure of Peerless' business strategy to produce the desired financial results; c) the failure of Peerless to maintain its margins due to changes in its business model in reaction to competitive pressures; d) the delay in or the non-acceptance by the market of new product and technology offerings; e) the inability of the Company to retain and attract the technical talent to compete effectively in the marketplace for imaging; f) the failure of Peerless' markets to achieve anticipated growth rates; g) unfavorable economic conditions resulting in decreased demand for original equipment manufacturers' ("OEMs") products using Peerless' technology, making it difficult for the Company to obtain new licensing agreements; h) OEM's determinations not to proceed with development of products using Peerless' current and new technology and product offerings due to, among other things, changes in the demand for anticipated OEM products, age of Peerless' technology, concerns about Peerless' financial position and Peerless' competitors offering alternative solutions; i) the lack of acceptance of Peerless' Internet printing technology by users in the hospitality markets; j) Peerless' competitors coming to market with new products or alternative solutions that are superior or available at a lower cost or earlier than anticipated or believed to be possible; k) the markets in imaging and networking may not grow to anticipated levels; l) the costs associated with the development and marketing of products for imaging and networking may be higher than currently forecasted; m) an unfavorable outcome to the class action lawsuit presently being litigated; n) changes in demand for the Company's products and services based on market conditions and the competitiveness of Peerless' products from both technological and pricing perspectives; o) the Company's inability to maintain or further improve operating efficiencies or to further streamline operations; p) the impact on the Company's financials of any future need to expand the organization to meet customer or market demands; q) continuing unfavorable world-wide economic conditions exacerbated by the terrorist attacks on the worldwide business and the financial infrastructure; and r) other factors affecting Peerless' business and the forward-looking statements set forth herein, which risks and uncertainties as described more fully from time to time in Peerless' public filings with the Securities and Exchange Commission, including but not limited to the Company's most recent Annual Reports on Forms 10-K dated January 31, 2001 in the Section called Risks and Uncertainties at pages 33 through 42, inclusive, filed on or about May 1, 2001 and the Company's most recent Quarterly Report on Form 10-Q dated October 31, 2001 in the Section called Risks and Uncertainties at pages 17 through 26, inclusive, filed on or about December 13, 2001.

Current and prospective stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements contained herein are qualified in their entirety by the foregoing cautionary statements.

                          PEERLESS SYSTEMS CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                                                       Three Months Ended
                                                                            January 31,
                                                                2002                          2001
Revenues:
 Product licensing                                     $ 5,923           73.7%       $ 1,938          56.4%
 Engineering services
  and maintenance                                        1,360           16.9%         1,333          38.8%
 Other                                                     755            9.4%           164           4.8%
      Total revenues                                     8,038          100.0%         3,435         100.0%

Cost of revenues:
 Product licensing                                       1,101           13.7%           386          11.2%
 Engineering services
  and maintenance                                          991           12.3%         1,589          46.3%
 Other                                                     445            5.5%           105           3.1%
      Total cost of revenues                             2,537           31.6%         2,080          60.6%
      Gross margin                                       5,501           68.4%         1,355          39.4%

Operating expenses:
 Research and development                                3,329           41.4%         3,740         108.9%
 Sales and marketing                                     1,592           19.8%         1,171          34.1%
 General and administrative                                702            8.7%         3,168          92.2%
      Total operating expenses                           5,623           70.0%         8,079         235.2%

Loss from operations                                      (122)          -1.5%        (6,724)       -195.7%
Other income                                                 -            0.0%             -           0.0%
Loss on divestiture of
 storage operations                                     (2,303)         -28.7%             -           0.0%
Interest income, net                                       120            1.5%           364          10.6%
      Total other income                                (2,183)         -27.2%           364          10.6%
Loss before income taxes                                (2,305)         -28.7%        (6,360)       -185.2%
Provision for income taxes                                 188            2.3%           712          20.7%
      Net loss                                         $(2,493)         -31.0%       $(7,072)       -205.9%

Basic and diluted loss
 per share                                              $(0.16)                      $ (0.47)

Weighted average common
 shares outstanding -
  basic and diluted                                     15,220                        14,909

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                          PEERLESS SYSTEMS CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                                                                Year Ended
                                                                               January 31,
                                                                       2002                            2001
Revenues:
 Product licensing                                          $ 21,606           72.6%     $ 18,571          67.8%
 Engineering services
  and maintenance                                              6,132           20.6%        7,481          27.3%
 Other                                                         2,029            6.8%        1,355           4.9%
      Total revenues                                          29,767          100.0%       27,407         100.0%
Cost of revenues:
 Product licensing                                             6,309           21.2%        4,867          17.8%
 Engineering services
  and maintenance                                              5,708           19.2%        9,662          35.3%
 Other                                                         1,206            4.1%          823           3.0%
      Total cost of revenues                                  13,223           44.4%       15,352          56.0%
      Gross margin                                            16,544           55.6%       12,055          44.0%

Operating expenses:
 Research and development                                     13,634           45.8%       13,019          47.5%
 Sales and marketing                                           6,001           20.2%        5,783          21.1%
 General and administrative                                    6,857           23.0%       10,481          38.2%
      Total operating expenses                                26,492           89.0%       29,283         106.8%

Loss from operations                                          (9,948)         -33.4%      (17,228)        -62.9%
Other income                                                   2,320            7.8%            -           0.0%
Loss on divestiture of
 storage operations                                           (2,303)          -7.7%            -           0.0%
Interest income, net                                             743            2.5%        1,229           4.5%
      Total other income                                         760            2.6%        1,229           4.5%
Loss before income taxes                                      (9,188)         -30.9%      (15,999)        -58.4%
Provision for income taxes                                     1,809            6.1%        1,650           6.0%
      Net loss                                              $(10,997)         -36.9%     $(17,649)        -64.4%

Basic and diluted loss
 per share                                                    $(0.73)                    $  (1.19)

Weighted average common
 shares outstanding -
  basic and diluted                                           15,062                       14,886

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                          PEERLESS SYSTEMS CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                                  January 31,
                                                                            2002             2001
                                                 ASSETS
Current assets:
 Cash and cash equivalents                                              $ 11,030         $ 12,073
 Restricted cash                                                               -              742
 Short term investments                                                      508            6,358
 Trade accounts receivable, net                                            5,158            6,428
 Unbilled receivables                                                        160              159
 Prepaid expenses and other current assets                                   537              493
      Total current assets                                                17,393           26,253
Investments                                                                3,116            3,070
Long-term receivable                                                           -            1,500
Property and equipment, net                                                4,038            5,710
Other assets                                                                 387              575
      Total assets                                                      $ 24,934         $ 37,108

                                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                                       $    742         $    901
 Accrued wages                                                             1,033            2,075
 Accrued compensated absences                                                675              714
 Other current liabilities                                                 2,482            3,507
 Deferred revenue                                                          1,827              826
      Total current liabilities                                            6,759            8,023
Other tax liabilities                                                      2,060            2,260
Deferred rent                                                                121               97
      Total liabilities                                                    8,940           10,380

Stockholders' equity:
 Common stock                                                                 15               15
 Additional paid-in capital                                               48,789           48,471
 Deferred compensation                                                         -              (58)
 Accumulated deficit                                                     (32,697)         (21,700)
 Treasury stock                                                             (113)               -
      Total stockholders' equity                                          15,994           26,728
      Total liabilities and stockholders'
       equity                                                           $ 24,934         $ 37,108